INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of _______, 2014, is made by and between BG Staffing, Inc., a Delaware corporation (the “Company”), and ______ (the “Indemnitee”), an Agent (as hereinafter defined) of the Company.

RECITALS

A.           The Indemnitee is a ______________ of the Company.

B.           The Company recognizes that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

C.           The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

D.           The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

E.           The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

F.           The Company, after reasonable investigation, has determined that liability insurance coverage presently available to the Company may be inadequate to cover all possible exposure for which the Indemnitee should be protected. The Company believes that the interests of the Company and its stockholders would best be served by the indemnification by the Company of the directors and officers of the Company.

G.           Section 145 of the General Corporation Law of the State of Delaware empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, managers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by such statute is not exclusive.

H.           The Board of Directors of the Company has determined that contractual indemnification and advancement of expenses (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws, any change in the composition of the board, or any change in control or business combination transaction relating to the Company) as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.

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I.           The Company desires and has requested the Indemnitee to serve or continue to serve as a _____________ of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

J.           The Indemnitee is willing to continue to serve the Company only on the condition that he or she is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and the continued service of the Indemnitee to the Company, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Definitions.

(a.)          Agent. For purposes of this Agreement, “Agent” of the Company means any person who is or was a director, manager, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director, manager, officer, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise; or was a director, officer, manager, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company; or was a director, officer, manager, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b.)          Expenses. For purposes of this Agreement, “Expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, reasonable attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement and/or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the General Corporation Law of the State of Delaware or otherwise, but excluding the amount of any settlement, judgment, fine or penalty.

(c.)          Miscellaneous. For purposes of this Agreement, “other enterprise” shall include employee benefit plans; references to “fines” shall include an excise tax assessed with respect to any employee benefit plans; references to “serving at the request of the Company” shall include any service as a director, officer, manager, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(d.)          Subsidiary. For purposes of this Agreement, “subsidiary” means any foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise of which more than fifty percent (50%) of the outstanding voting securities (or comparable interests) are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

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2.          Indemnity in Third Party Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any act or inaction by the Indemnitee in any such capacity against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, settlements, judgments, fines and penalties), actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

3.          Indemnity in Derivative Action. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or a witness in a threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any action or inaction by the Indemnitee in any such capacity, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of the Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or suit is or was brought shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

4.          Indemnification of Expenses of Successful Party. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2 or Section 3 or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

5.          Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, settlements, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any action, suit or proceeding, but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, settlements, judgments, fines or penalties to which the Indemnitee is entitled.

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6.          Advancement of Expenses. Except as otherwise provided herein, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement and/or appeal of any action, suit or proceeding referred to in Section 2 or Section 3 hereof in advance of the final disposition thereof. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee promptly and in any event within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company. In connection with any request for advancement of Expenses, Indemnitee shall be required to provide any documentation or information requested by the Company to substantiate such Expenses to the extent that the provision thereof would not undermine or otherwise jeopardize attorney–client privilege.

7.           Notice and Other Indemnification Procedures.

(a.)          Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof along with a description of the nature of and relevant facts underlying such threatened or commenced action, suit or proceeding, provided that the failure to provide such notification shall not diminish the Indemnitee’s indemnification hereunder except to the extent that the Company can demonstrate that it has actually been prejudiced as a result thereof.

(b.)          In order to obtain indemnification pursuant to this Agreement (except with respect to Expenses advanced pursuant to Section 6 hereof), the Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the action, suit or proceeding. Any indemnification requested by the Indemnitee under Section 2 and/or Section 3 hereof shall be made no later than forty-five (45) days after receipt of such written request of the Indemnitee unless a determination that the Indemnitee has not met the relevant standard for indemnification set forth in Section 2 and Section 3 hereof is made within such forty-five (45) day period by (i) a majority of directors that are not parties to the proceeding, even if less than a quorum (or a committee of such directors designated by majority vote of such directors, even if less than a quorum), or (ii) if there are no such directors or such directors so direct, independent legal counsel in a written opinion; provided, however, that no such determination as to entitlement of Indemnitee to indemnification pursuant to this Section 7(b) shall be required to be made prior to the final disposition of any action, suit or proceeding.

(c.)          Notwithstanding a determination under Section 7(b) that the Indemnitee is not entitled to indemnification with respect to any specific action, suit or proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. The burden of proving that the indemnification or advances of Expenses are not appropriate shall be on the Company. Neither the failure of the Company (including its directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its directors or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that the Indemnitee has or has not met the applicable standard of conduct. The Company shall indemnify the Indemnitee against all Expenses incurred in connection with any hearing or proceeding under this Section 7(c) so long as such claims and/or defenses of the Indemnitee were made or asserted in good faith and were not frivolous.

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8.          Defense of Proceedings. In the event the Company shall be obligated to pay the Expenses of any action, suit or proceeding pursuant to this Agreement, the Company shall be entitled to participate in the defense of such proceeding with counsel of its choosing. In the alternative, the Company may assume the defense of such action, suit or proceeding, with counsel approved by the Company and reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Company and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same action, suit or proceeding, provided that: (i) the Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding at the Indemnitee’s expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized by the Company, (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit or proceeding to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit or proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.

9.          Insurance. The Company may, but is not obligated to, obtain directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify the Indemnitee for Expenses, judgments, settlements, fines or penalties which have been paid directly to or on behalf of the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give notice of the commencement of such proceeding to the insurer in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amount payable as a result of such proceeding in accordance with the terms of such policy.

10.          Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a.)          Claims Initiated by Indemnitee. To indemnify or advance funds for Expenses of the Indemnitee with respect to actions, suits or proceedings or claims initiated or brought voluntarily by the Indemnitee (including against the Company or its directors, officers, employees or other indemnitees) and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of the State of Delaware, but such indemnification or advancement of funds for Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b.)          Action for Indemnification. To indemnify or advance funds for Expenses of the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement if the material assertions made by the Indemnitee in such action, suit or proceeding were not made in good faith or are frivolous;

(c.)          Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid or payable in settlement of a proceeding when such settlement has been effected without the Company’s written consent, provided such consent is not unreasonably withheld;

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(d.)          Non-compete and Non-disclosure. To indemnify or advance funds for Expenses of the Indemnitee in connection with actions, suits or proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, if any;

(e.)          Claims Under Section 16(b). To indemnify the Indemnitee with respect to the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute;

(f.)          Compensation Clawbacks. To indemnify the Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee or payment of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002); or

(g.)          Indemnification Prohibited by Law. To indemnify the Indemnitee under this Agreement if such indemnification is prohibited by applicable law.

11.         Nonexclusivity. Subject to Section 13 hereof, the provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of, but shall be in addition to and shall not be deemed to diminish or otherwise restrict, any other rights which the Indemnitee may have under any provision of law, the Company’s certificate of incorporation or bylaws, in any court in which a proceeding is brought, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as an Agent of the Company. To the extent applicable law or the Company’s certificate of incorporation or bylaws permit greater indemnification than as provided for in this Agreement, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the certificate of incorporation or bylaws, and this Agreement shall be deemed amended without any further action by the Company or the Indemnitee to grant such greater benefits.

12.         Third Party Indemnitors. The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the persons or entities set forth on Exhibit A, if any, and affiliates of such persons or entities (collectively, the “Third Party Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Third Party Indemnitors to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement, and the Company’s certificate of incorporation and bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Third Party Indemnitor, and (iii) it irrevocably waives, relinquishes, and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third Party Indemnitors on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third Party Indemnitors are third party beneficiaries of the terms of this Section 12.

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13.         No Duplication of Payments. The Company shall not be liable under this Agreement to make payment of any amount to the Indemnitee to the extent the Indemnitee has otherwise received payment of such amount (or such amount has otherwise been paid on behalf of the Indemnitee) under any insurance policy, the certificate of incorporation or bylaws of the Company or otherwise.

14.         Settlement. The Company shall not settle any proceeding in any manner that would impose any fine or other obligation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement; provided, however, that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid or payable in settlement of any action, suit or proceeding settled without the Company’s prior written consent, which shall not be unreasonably withheld.

15.         Subrogation. Except as set forth in Section 12 of this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

16.         Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (or any portion thereof) are held by a court of competent jurisdiction to be unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law.

17.         Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions to this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless set forth in a writing signed by the person making such waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18.         Continuance of Rights; Successor and Assigns. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as Agent of the Company. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company).

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19.         Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand, upon hand delivery; (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date; or (iii) if transmitted electronically by a means by which receipt thereof can be demonstrated, upon the date of the return receipt with respect to such transmittal. Contact information for notice to either party is set out on the signature page hereof and may be subsequently modified by written notice given in accordance with this Section 19.

20.         Service of Process and Venue. The Company and Indemnitee hereby irrevocably and unconditionally: (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware and not in any other state or federal court in the United States; (ii) consent to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; and (iii) waive, and agree not to plead or make, any claim that the Court of Chancery of the State of Delaware lacks venue or that any such action or proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or inconvenient forum.

21.         Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

22.         Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

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The parties hereto have executed this Agreement effective as of the date first written above.

BG STAFFING, INC.

By:
Name:
Title:

Address for Notice:
5000 Legacy Drive, Suite 350
Plano, Texas 75024
Attn: Chief Executive Officer

INDEMNITEE

_____________________________
[Name]

Address for Notice:
[Address]

[Indemnification Agreement]

EXHIBIT A

THIRD PARTY INDEMNITORS